U.S. SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                          AMENDMENT NO. 2
                                 to
                               FORM 10

            GENERAL FORM FOR REGISTRATION OF SECURITIES

                Pursuant to Section 12(b) or (g) of
              the Securities Exchange Act of 1934


                   PEBBLE RUN ACQUISITION CORPORATION
                  ----------------------------------
      (Exact name of registrant as specified in its charter)


 Delaware                                46-3609934
------------------                   ------------------------------
(State or other jurisdiction         (I.R.S. Employer Identification
of incorporation or organization)          No.)


                     215 Apolena Avenue
              Newport Beach, California 92662
 ------------------------------------------------------------
(Address of principal executive offices )  (Zip Code)


Registrant's telephone number, including area code:     202/387-5400
				Fax Number:		949/673-4525

Securities to be registered
   pursuant to Section 12(b) of the Act:              None

Securities to be registered
    pursuant to Section 12(g) of the Act:             Common Stock,
                                                     $0.0001 Par Value
                                                     (Title of class)


Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer               Accelerated filer
Non-accelerated filed                 Smaller reporting company  X

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ITEM 1.  BUSINESS.

     Pebble Run Acquisition Corporation ("Pebble Run" or the "Company") is a blank check company and qualifies as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act which became law in April, 2012. The definition of an "emerging growth company" is a company with an initial public offering of common equity securities which occurred after December 8, 2011 and has less than $1 billion of total annual gross revenues during last completed fiscal year.
See "The Company: The Jumpstart Our Business Startups
Act" contained herein.

      Pebble Run Acquisition Corporation was incorporated on July 2, 2013 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Pebble Run has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders and filing this registration statement. Pebble Run has been formed to provide a method for a foreign or domestic private company to become a reporting company as part of the process toward the public trading of its stock.

     The president of Pebble Run is also the president, director and shareholder of Tiber Creek Corporation. Tiber Creek Corporation assists companies in becoming public companies and assists companies with introductions to the financial community. Such services may include, when and if appropriate, the use of an existing reporting company such as Pebble Run.

     Tiber Creek will typically enter into an agreement with a private company to assist it in becoming a public reporting company and for its introduction to brokers and market makers. A private company may become a public reporting by effecting a business combination with an existing public reporting company such as Pebble Run or by a filing registration pursuant to the Securities Act of 1933 (typically a Form S-1) or the Securities Exchange Act of 1934 (Form 10).

    Tiber Creek is continually in discussion with various entities who are considering the use of a reporting company as part of the process going public. In these discussions Tiber Creek will explain the various options of becoming a reporting company including the use an existing public reporting company such as Pebble Run.

      For its services, Tiber Creek will receive cash compensation. Tiber Creek does not provide a public shareholder base to the private company as part of a business combination.

     The president of Pebble Run is the president of Tiber Creek and as such may be considered affiliated. However, there is no agreement nor contractual relationship between Pebble Run and Tiber Creek to perform or provide services to the other. However, as a non-operating blank check company, Pebble Run is available for use by a client of Tiber Creek which wishes to use a reporting company incident to the process of registering its securities and becoming a reporting company.

     The benefits of a business combination with Pebble Run include:

     1. Reincorporation of the private company in Delaware whose General Corporate Law is considered favorable for the operations of corporations.

    2. The recapitalization of the stock structure of the private company suitable for a public company.

    3. The introduction of management of the private company to the reporting and other requirements of a public company before commencement of trading.

    4. Increased visibility of the private company among the financial community.

    5. Reassurance to shareholders of the private company that the process of registering its shares for trading has commenced and such shareholders can begin to view filings of the the company, even prior to registration of their own shares, on the web site of the SEC.

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     6. The time required to effect a business combination may be less than that required to prepare, draft and file a registration statement. However, upon completion of such business combination, the company must file a Form 8-K which includes disclosure similar to that required in a registration statement.

     There is no assurance that any of these benefits will be achieved or that such benefits will actually benefit any particular private company.

     A business combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances a private company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended.

     Once a change of control of Pebble Run has been effected, if at all, new management may issue shares of its stock prior to filing a registration statement for the registration of its shares pursuant to the Securities Act of 1933 and such shares will be governed by the rules and regulations of the Securities and Exchange Commission regarding the sale of unregistered securities.

     Pebble Run has not generated revenues and has no income or cash flows from operations since inception. The continuation of Pebble Run as a going concern is dependent upon financial support from its stockholders.

     Management has agreed to fund the expenses of Pebble Run until a change in control without reimbursement after which time any future expenses will become the responsibility of new management. Because of the nature of the Pebble Run and its absence of any on-going operations, these expenses are anticipated to be relatively low.

Aspects of a Public Company

     There are certain perceived benefits to being a public company whose securities are trading:

These are commonly thought to include the following:

 +    increased visibility in the financial community;
 +    increased valuation;
 +    greater ease in raising capital;
 +    compensation of key employees through stock options for
          which there may be a market valuation;
 +    enhanced corporate image.

     There are also certain perceived disadvantages to being a public company.

These are commonly thought to include the following:

 +    requirement for audited financial statements which the company may
	find to be a significant cost;
 +    required publication of corporate information and biographical of
	management which the company may perceive as private or competitive
	information;
 +    required filings of periodic and episodic reports with the
          Securities and Exchange Commission which can be time consuming.

Potential Private Companies

     Business entities, if any, which may be interested in a combination with Pebble Run may include the following:

 +    a company for which a primary purpose of becoming public is the use  of its securities for the acquisition of assets
          or businesses;
 +    a company which is unable to find an underwriter of its
          securities or is unable to find an underwriter of securities on terms acceptable to it;

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 +    a company which wishes to become public with less dilution of its  securities than would occur upon an underwriting;
 +    a company which believes that it will be able to obtain
          investment capital on more favorable terms after it has
          become public;
 +    a foreign company which may wish an initial entry into the
          United  States securities market;
 +    a special situation company, such as a company seeking a
          public market  to satisfy redemption requirements under
          a qualified Employee Stock Option Plan;
 +    a company seeking one or more of the other perceived
          benefits of  becoming a public company.

     A business combination with a private company will normally involve the transfer to the private company of the majority of the issued and outstanding common stock of Pebble Run and the substitution by the private company of its own management and board of directors.

     The proposed business activities described herein classify Pebble Run as a "blank check" company. The Securities and Exchange Commission and certain states have enacted statutes, rules and regulations regarding the sales of securities of blank check companies. Pebble Run will not make any efforts to cause a market to develop in its securities until such time as Pebble Run has successfully implemented a business combination and it is no longer classified as a blank check company.

     Pebble Run is voluntarily filing this registration statement with the Securities and Exchange Commission and is under no obligation to do so under the Exchange Act. Pebble Run will continue to file all reports required of it under the Exchange Act until a business combination has occurred. A business combination will normally result in a change in control and management of Pebble Run. Since a principal benefit of a business combination with Pebble Run would normally be considered its status as a reporting company, it is anticipated that Pebble Run will continue to file reports under the Exchange Act following a business combination. No assurance can be given that this will occur or, if it does, for how long.

     James Cassidy is the president and a director of Pebble Run. James McKillop is the vice president and a director of Pebble Run.

     Pebble Run has no employees nor are there any other persons than Mr. Cassidy and Mr. McKillop who devote any of their time to its affairs. All references herein to management of Pebble Run are to Mr. Cassidy and Mr. McKillop. The inability at any time of either of these individuals to devote sufficient attention to Pebble Run could have a material adverse impact on its operations.

Glossary

"Blank check" company          As used herein, a "blank check" company
                               is a development stage company that has
                               no specific business plan or purpose or
                               has indicated that its business plan is
                               to engage in a merger or acquisition with an unidentified company or companies.

Business combination           Normally a merger, stock-for-stock  or
                               stock-for-assets exchange with a private company or the shareholders of the private company.

Emerging Growth Company	       A company with an initial public offering
	                       of common equity securities which occurred
                               after December 8, 2011 and has less than
                               $1 billion of total annual gross revenues
                               during last completed fiscal year.
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Pebble Run or                   The corporation whose common stock is the
the Registrant                 subject of this registration statement.

Exchange Act                   The Securities Exchange Act of 1934, as
                               amended.

Securities Act                 The Securities Act of 1933, as amended.

Reporting Company              A company with a class of securities registered
                               under Section 12 of the Securities Exchange
                               Act of 1934

Jumpstart Our Business Startups Act

     The disclosure contained below, discusses generally the terms of the "Jumpstart Our Business Startups Act". Currently the Company is without operations or revenues and as such does not anticipate that it will effect certain of the transactions covered by such Act until, if at all, the time a change in control of the Company is effected. Until at such time the Company effects a change in control it does not anticipate that it will benefit from the exemptions from certain financial disclosure required in a registration statement as well as the simplification of the sale of securities and the relaxation of general solicitation for Rule 506 offerings.

     In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

     Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

     Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

     Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

     Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

     Exemption from registration by a non-reporting company offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and such sales are exempt from state law registration, documentation or offering requirements.

     In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will not longer qualify as an emerging growth company after the earliest of

     (i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

     (ii) the completion of the fiscal year of the fifth anniversary of the company's IPO;

     (iii) the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

     (iv) the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

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     The Company meets the definition of an emerging growth company will be affected by some of the changes provided in the JOBS Act and certain of the new exemptions. The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

     Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

     (i) audited financial statements required for only two fiscal years;
     (ii) selected financial data required for only the fiscal years that were audited;
     (iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

     However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

     The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

     The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

     Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

     Section 102(a) of the JOBS Act goes on to exempt emerging growth companies from the requirements in 1934 Act Section 14A(e) for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

     Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

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     Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

     Election to Opt Out of Transition Period.   Section 102(b)(1) of the
JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934
Act) are required to comply with the new or revised financial accounting standard.

     The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

ITEM 1A.  RISK FACTORS

   The business of Pebble Run is subject to numerous risk factors. The following risks are all material risks regarding the business of Pebble
Run:

     The Company has no operations to date and is not expected to begin any operations until a change in control, if then.

   Pebble Run has no operating history nor revenue with minimal assets and operates at a loss and its continuation as a going concern is dependent upon support from its stockholders or obtaining additional capital.

     Pebble Run has not generated revenues and has no income or cash flows from operations since inception. Pebble Run has sustained losses to date and will, in all likelihood, continue to sustain expenses without corresponding revenues, at least until the consummation of a business combination.

    Management will pay all expenses incurred by Pebble Run until a business combination is effected, without repayment. There is no assurance that Pebble Run will ever be profitable.

The Company has only two directors, officers and beneficial shareholders and as such may not benefit from diverse and multiple opinions.

     The only officers and directors of Pebble Run are James Cassidy and James McKillop. Because management consists of only these two persons, Pebble Run does not benefit from multiple judgments that a greater number of directors or officers would provide. Pebble Run will rely completely on the judgment of its officers and directors when selecting a company. Mr. Cassidy and Mr. McKillop anticipate devoting only a limited amount of time to the business of Pebble Run. Neither Mr. Cassidy nor Mr. Mr. McKillop has entered into written employment agreements with Pebble Run and they are not expected to do so. Pebble Run has not obtained key man life insurance on either officer or director. The loss of the services of either Mr. Cassidy or Mr. McKillop could adversely affect development of the business of Pebble Run and its likelihood of commencing operations.

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Indemnification of officers and directors may put Pebble Run's assets at risk.

     The certificate of incorporation of Pebble Run provides that Pebble Run may indemnify officers and/or directors of Pebble Run for liabilities, which can include liabilities arising under the securities laws. Assets of Pebble Run could be used or attached to satisfy any liabilities subject to such indemnification.

The voting control by the current shareholders who are also the sole officers and directors gives such shareholders the ability to change the business plan of the Company.

     Current shareholders of the Company are also its sole officers and directors and hold 100% of the outstanding stock of the Company. As such these shareholders are in control of the Company and its direction and business plan. Although these shareholders/officers/directors are the initial creators of the Company and created the Company for the purposes stated in this registration statement, as controlling shareholders, these shareholders have the ability to change the purpose and direction of the Company without further amendment to this registration statement.

The Company's election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

     Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The proposed operations of Pebble Run are speculative.

     The success of the proposed business plan of Pebble Run will depend to a great extent on the operations, financial condition and management of the private company which combines with Pebble Run. While business combinations with entities having established operating histories are preferred, there can be no assurance that Pebble Run will be successful in locating candidates meeting such criteria. The decision to enter into a business combination will likely be made without detailed feasibility studies, independent analysis, market surveys or similar information which, if Pebble Run had more funds available to it, would be desirable. In the event Pebble Run completes a business combination the success of its operations will be dependent upon management of the private company and numerous other factors beyond the control of Pebble Run. There is no assurance that Pebble Run can identify a company and consummate a business combination.

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The Company will seek only one business combination and as such there is no diversification of investment.

   The purpose of Pebble Run is to enter into a business combination with a business entity which desires the perceived advantages of effecting a business combination with an existing company which has a class of securities registered under the Exchange Act.
   Pebble Run may participate in a business venture of virtually any kind or nature and it will not restrict its search to any specific business, industry, or geographical location. Management anticipates that Pebble Run will be able to participate in only one potential business combination because Pebble Run has nominal assets and limited financial resources. This lack of diversification should be considered a substantial risk to the shareholders of Pebble Run because it will not permit Pebble Run to offset potential losses from one venture against gains from another.

No public market for the Company's shares may ever develop and as a result the liquidity of any outstanding shares will be limited.

     It is likely that after a change in control and a possible subsequent business combination with a private company, the resultant new management of Pebble Run will desire to have the Company's shares listed or quoted on the over-the-counter bulletin board or in the OTC Market Groups Inc. (formerly the Pink OTC Markets). There is no assurance, even if such shares are accepted for listing or quotation, that any public market will develop or that the Company will locate a broker interested or qualified in handling the Company's securities. In such event, the ability for any shareholder to sell the Company's shares owned by such shareholder will be limited.

Possible classification as a penny stock which may increase reporting obligations for any transaction and additional burden on any potential broker.

     In the event that a public market develops for the securities of Pebble Run following a business combination, such securities may be classified as a penny stock depending upon their market price and the manner in which they are traded. The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock", for purposes relevant to Pebble Run, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share whose securities are admitted to quotation but do not trade on the Nasdaq Capital Market or on a national securities exchange. For any transaction involving a penny stock, unless exempt, the rules require delivery by the broker of a document to investors stating the risks of investment in penny stocks, the possible lack of liquidity, commissions to be paid, current quotation and investors' rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements.

There is a scarcity of and competition for business opportunities and combinations.

     Pebble Run is and will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be merger or acquisition candidates for Pebble Run. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than Pebble Run and, consequently, Pebble Run will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, Pebble Run will also compete with numerous other small public companies in seeking merger or acquisition candidates.

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There is no agreement for a business combination and no minimum requirements for business combination.

     Tiber Creek is continually in discussion with various entities who are considering the use of a reporting company as part of the process of going public. In these discussions Tiber Creek will explain the the various options of becoming a reporting company including the use of an existing public reporting company such as Pebble Run.
     As of the date of this registration statement, Pebble Run has no arrangement, agreement or understanding with respect to engaging in a business combination with a specific entity. When, if at all, Pebble Run enters into a business combination it will file the required reports with the Securities and Exchange Commission.
     There can be no assurance that Pebble Run will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. No particular industry or specific business within an industry has been selected.
     Pebble Run has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a private company to have achieved, or without which Pebble Run would not consider a business combination with such business entity. Accordingly, Pebble Run may enter into a business combination with a business entity having no significant operating history, losses, limited or no potential for immediate earnings, limited assets, negative net worth or other negative characteristics. There is no assurance that Pebble Run will be able to negotiate a business combination on terms favorable to Pebble Run.

Reporting requirements may delay or preclude acquisition.

     Pursuant to the requirements of Section 13 of the Exchange Act, Pebble Run is required to provide certain information about significant acquisitions including audited financial statements of the acquired company. Obtaining audited financial statements is the economic responsibility of the private company. The additional time and costs that may be incurred by some potential companies to prepare such financial statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by Pebble Run. Prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

     Notwithstanding a company's agreement to obtain audited financial statements within the required time frame, such audited financial statements may not be available to Pebble Run at the time of entering into an agreement for a business combination. In cases where audited financial statements are unavailable, Pebble Run will have to rely upon information that has not been verified by outside auditors in making its decision to engage in a transaction with the business entity. This risk increases the prospect that a business combination with such a company might prove to be an unfavorable one for Pebble Run.

Possible Regulation under Investment Company Act which, if imposed, would substantially increase reporting and compliance costs and regulations.

     In the event Pebble Run engages in business combinations which result in Pebble Run holding passive investment interests in a number of entities, Pebble Run could be subject to regulation under the Investment Company Act of 1940. Passive investment interests, as used in the Investment Company Act, essentially means investments held by entities which do not provide management or consulting services or are not involved in the business whose securities are held. In such event, Pebble Run would be required to register as an investment company and could be expected to incur significant registration and compliance costs. Pebble Run has obtained no formal determination from the Securities and Exchange Commission as to the status of Pebble Run under the Investment Company Act of 1940. Any violation of such Act could subject Pebble Run to material adverse consequences.

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Pebble Run will probably effect a change in control and management and the biographies and objectives of such management and its impact on the Company are unknown.

    A business combination involving the issuance of the common stock of Pebble Run will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in Pebble Run. As a condition of the business combination agreement, the shareholders of Pebble Run may agree to sell, transfer or retire all or a portion of their stock of Pebble Run to provide the target company with all or majority control. The resulting change in control of Pebble Run will likely result in removal of the present officers and directors of Pebble Run and a corresponding reduction in or elimination of their participation in the future affairs of Pebble Run.

Pebble Run will probably effect a business combination which may have a possible impact on the value of the shares of its common stock.

     A business combination normally will involve the issuance of a significant number of additional shares. Depending upon the value of the assets acquired in such business combination, the per share value of the common stock of Pebble Run may increase or decrease, perhaps significantly, after any such business combination. At the present time the Company is a blank check company without revenues or operations and there is no share value other than the initial capital contribution of its initial shareholders. Therefore reliance on the current information regarding the current book value is probably not a good indication of future value of the stock as such value may increase or decrease after a business combination.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination Pebble Run may undertake.

     Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. Pebble Run intends to structure any business combination so as to minimize the federal and state tax consequences to both Pebble Run and the private company; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction. Any potential acquisition or merger with a foreign company may create additional risks.


It is possible Pebble Run will enter a business combination with a foreign entity and will therefore be subject to risks and taxes that are currently unknown and the impact of which is presently unpredictable.

      If Pebble Run enters into a business combination with a foreign concern it will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, capital investment, resource self-sufficiency, balance of payments

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      positions, and in other respects. Any business combination with a foreign company may result in control of Pebble Run by individuals who are not resident in the United States and in assets which are located outside the United States, either of which could significantly reduce the ability of the shareholders to seek or enforce legal remedies against Pebble Run.

ITEM 2.  FINANCIAL INFORMATION

PLAN OF OPERATION.

     Pebble Run has had no operating history nor any revenues or earnings from operations. Pebble Run has no significant assets or financial resources. The Company has not generated revenues and has no income or cash flows from operations since inception. Pebble Run has sustained losses to date and will, in all likelihood, continue to sustain expenses without corresponding revenues, at least until the consummation of a business combination.

     The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, and successfully effecting a business combination. Management will pay all expenses incurred by Pebble Run until a business combination is effected without repayment.

There is no assurance that Pebble Run will ever be profitable.

     Pebble Run has no operations nor does it currently engage in any business activities generating revenues. Pebble Run's principal business objective for the following 12 months is to be used in a business combination with a private company as part of that company's process to become a public company.

     Pebble Run anticipates that during the 12 months following the date of this registration statement, it will incur costs related to (i) filing reports as required by the Securities Exchange Act of 1934, including accounting fee and (ii) payment of annual corporate fees. It is anticipated that such expenses will not exceed $5,000 although management has not set a limit on the amount of expenses it will pay on behalf of Pebble Run. Management has agreed to fund the expenses of Pebble Run until a change in control without reimbursement after which time such expenses will become the responsibility of new management. Because of the nature of the Pebble Run and its absence of any on-going operations, these expenses are anticipated to be relatively low.

Business Combination with a Private Company

     Tiber Creek assists private companies in becoming public reporting companies, in preparing and filing a registration statement and in introducing to brokers and market makers. Such services may include, when and if appropriate, effecting a business combination with an existing reporting company, such as Pebble Run.

     Tiber Creek is often in various stages of discussion with potential private companies which may wish to utilize an existing public company to effect a business combination. At the time that a decision is made to combine a private company with Pebble Run, Pebble Run will make an appropriate filing reporting that event.

     Pebble Run will not make any independent search for a possible private company nor will it retain or use any entity to identify or analyze the merits of a private company. Pebble Run will effect a business combination with a private company as part of the process of the private company becoming a public reporting company.


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Management of Pebble Run

     Pebble Run has no full time employees. James Cassidy and James McKillop are the officers and directors of Pebble Run and its shareholders. Mr. Cassidy, as president of Pebble Run, and Mr.
McKillop as vice president, will allocate a limited portion of time to the activities of Pebble Run without compensation. Potential conflicts may arise with respect to the limited time commitment by management and the potential demands of the activities of Pebble Run.

     The amount of time spent by Mr. Cassidy or Mr. McKillop on the activities of Pebble Run is not predictable. Such time may vary widely from an extensive amount when reviewing a company and effecting a business combination to an essentially quiet time when activities of management focus elsewhere. It is impossible to predict the amount of time that will actually be required to spend to review suitable companies.

General Business Plan

     The purpose of Pebble Run is to effect a business combination with a business entity which chooses to become a public company by a combination with a reporting company and desires to seek the perceived advantages of a corporation which has a class of securities registered under the Exchange Act.

     Pebble Run will not be restricted to any specific business, industry, or geographical location and Pebble Run may participate in a business venture of virtually any kind or nature. Although Pebble Run will not conduct a search for a target company itself, it will, however, be available for use by any client of Tiber Creek which wishes to use a reporting company incident to the process of registering its securities and becoming a reporting company. The president of Tiber Creek is the president of Pebble Run.

    Management anticipates that it will be able to participate in only one potential business venture because Pebble Run has nominal assets and limited financial resources. This lack of diversification should be considered a substantial risk to the shareholders of Pebble Run because it will not permit Pebble Run to offset potential losses from one venture against gains from another.

     The private company with which Pebble Run may effect a business combination may have recently commenced operations, or may wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes.

     After a change in control of the Company and after a subsequent business combination, if any, the current shareholders of Pebble Run will likely retain an equity interest in Pebble Run, which would be a non-controlling equity interest. The current officers and directors of Pebble Run will not be officers nor directors after any change in control.

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     Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities difficult and complex.

     Pebble Run has, and will continue to have, no capital with which to provide the owners of business entities with any cash or other assets.

     Sixty days after the initial filing of this registration statement, Pebble Run will automatically become subject to the reporting requirements of the Securities Exchange Act of 1934. Included in these requirements is the duty of Pebble Run to file audited financial statements reporting a business combination which is required to be filed with the Securities and Exchange Commission upon completion of the combination.

     Because of the time required to prepare financial statements, a private company which has entered into a business combination agreement may wish to take control of Pebble Run before the it has completed its audit. Among other things, this will allow the private company to announce the pending combination through filings with the Securities and Exchange Commission which will then be available to the financial community, potential investors, and others. In such case, Pebble Run will only have access to unaudited and possibly limited financial information about the private company in making a decision to combine with that company.

Public Market for Pebble Run Shares

     It is likely that After a change in control and a possible subsequent business combination with a private company thereafter, the resultant new management of Pebble Run will desire to have the Company's shares listed or quoted on the over-the-counter bulletin board or in the electronic OTC Markets Group Inc. (formerly Pink OTC Markets Inc.) Present management does not intend to make such an application or seek such qualification for public trading of the shares but Tiber Creek will assist such action of new management as part of its services.

     A potential private company should be aware that the market price and trading volume of the securities of Pebble Run, when and if listed for secondary trading, may depend in great measure upon the willingness and efforts of successor management to encourage interest in the Company within the United States financial community. Pebble Run does not have the market support of an underwriter that would normally follow a public offering of its securities. Initial market makers are likely to simply post bid and asked prices and are unlikely to take positions in Pebble Run's securities for their own account or customers without active encouragement and a basis for doing so. In addition, certain market makers may take short positions in the Company's securities, which may result in a significant pressure on their market price.

Terms of a Business Combination

     In implementing a structure for a particular business combination, Pebble Run may become a party to a merger, consolidation, reorganization, joint venture, licensing agreement or other arrangement with another corporation or entity. On the consummation of a change in control, it is likely that the present management and shareholders of Pebble Run will no longer be in control of Pebble Run. In addition, it is likely that the officers and directors of Pebble Run will, as part of the terms of the change in control, resign and be replaced by one or more new officers and directors.

     It is anticipated that any securities issued in any business combination would be issued in reliance upon exemption from registration under applicable federal and state securities laws. Pebble Run will likely register all or a part of such securities for public trading after the transaction is consummated. If such registration occurs, it will be undertaken by the surviving entity after Pebble Run has entered into an agreement for a business combination or has consummated a business combination and Pebble Run is no longer considered a blank check company. The issuance of additional securities and their potential sale into any trading market which may develop in the securities of Pebble Run may depress the market value of the securities of Pebble Run in the future if such a market develops, of which there is no assurance.

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     While the terms of a business transaction to which Pebble Run may be a party cannot be predicted, it is expected that the parties to the business transaction will desire to avoid the creation of a taxable event and thereby structure the acquisition in a tax-free reorganization under Sections 351 or 368 of the Internal Revenue Code of 1986, as amended.

     The current officers and directors of Pebble Run will provide their services without charge or any future repayment by Pebble Run until such time as a change in control is effected and they no longer serve as officers or directors. After effecting a change in control and any possible subsequent business combination, it is likely that the current shareholders will retain a non-controlling share ownership in Pebble Run.

Competition

     Pebble Run will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than Pebble Run. In view of Pebble Run's combined extremely limited financial resources and limited management availability, Pebble Run will continue to be at a significant competitive disadvantage compared to Pebble Run's competitors.

ITEM 3.  PROPERTIES.

     Pebble Run has no properties and at this time has no agreements to acquire any properties. Pebble Run currently uses the offices of management in Beverly Hills, California, at no cost to Pebble Run. Management will continue this arrangement until Pebble Run completes a business combination.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                AND MANAGEMENT.

     The following table sets forth each person known by Pebble Run to be the beneficial owner of five percent or more of the common stock of Pebble Run, all directors individually and all directors and officers of Pebble Run as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown.

Name and Address             Amount of Beneficial
of Beneficial Owner          Ownership              Percentage of Class
------------------------     --------------------   -------------------
James Cassidy           (1)       10,000,000               50%
215 Apolena Avenue
Newport Beach, CA 92662

James McKillop (2)                10,000,000               50%
9454 Wilshire Boulevard
Suite 612
Beverly Hills, California 90212

All Executive Officers and        20,000,000              100%
Directors as a Group (2 Persons)

     (1) James Cassidy is the president, secretary and a director of Pebble Run.

     (2) James McKillop is the vice president and a director of Pebble Run.

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ITEM 5.  DIRECTORS AND  EXECUTIVE OFFICERS

     Pebble Run has two directors and officers as follows:

Name                        Age         Positions and Offices Held

James Cassidy               78          President, Secretary, Director
James McKillop              54          Vice President, Director

     Set forth below are the name of the directors and officers of Pebble Run, all positions and offices held and the business experience during at least the last five years:

    James Cassidy, Esq., LL.B., LL.M., serves as a director, president and secretary of Pebble Run. Mr. Cassidy received a Bachelor of Science in Languages and Linguistics from Georgetown University in
1960, a Bachelor of Laws from The Catholic University School of Law in 1963, and a Master of Laws in Taxation from The Georgetown University School of Law in 1968. From 1963-1964, Mr. Cassidy was law clerk to the Honorable Inzer B. Wyatt of the United States District Court for the Southern District of New York. From 1964-1965, Mr. Cassidy was law clerk to the Honorable Wilbur K. Miller of the United States Court of Appeals for the District of Columbia. From 1969-1975, Mr. Cassidy was an associate of the law firm of Kieffer & Moroney and a principal in the law firm of Kieffer & Cassidy, Washington, D.C. From 1975 to date, Mr. Cassidy has been a principal in the law firm of Cassidy & Associates, and its predecessors, specializing in securities law and related corporate and federal taxation matters. Mr. Cassidy is the president, director and sole shareholder of Tiber Creek Corporation which assists companies in becoming public companies and with introductions to the financial community.
Mr. Cassidy is a member of the bars of the District of Columbia and the State of New York, and is admitted to practice before the United States Tax Court and the United States Supreme Court. Pebble Run believes
Mr. Cassidy to have the business experience necessary to serve as a director of Pebble Run as it seeks to enter into a business combination. As a lawyer involved in business transactions and securities matters, Mr. Cassidy has had experience in evaluating companies and management, understanding business plans, assisting in capital raising and determining corporate structure and objectives.

    James McKillop serves as a director and vice president of Pebble Run. Mr. McKillop began his career at Merrill Lynch. Mr. McKillop has also been involved in financial reporting and did a daily stock market update for KPCC radio in Pasadena, California. Mr. McKillop has been doing consulting work for private and public companies since 2000.
Mr. McKillop has written articles for various publications on financial matters. He has been a past member of the World Affairs Council.
Mr. McKillop received his Bachelor of Arts in Economics in 1984 from the University of California at Los Angeles. With his background in financial and securities matters, Pebble Run believes Mr. McKillop to have experience and knowledge that will serve Pebble Run in seeking, evaluating and determining a suitable private company.

     There are no agreements or understandings for the above-named officers or directors to resign at the request of another person and the above-named officers and directors are not acting on behalf of nor will act at the direction of any other person.

Recent Blank Check Companies

     James Cassidy, the president and a director of Pebble Run and James McKillop, vice president and a director of Pebble Run, are involved with other existing blank check companies and with blank check companies that have had a change in control or change in management and directors and-or have effected a business combination. The initial business purpose of each of these companies was to engage in a business combination with an unidentified private company or companies and each was a blank check company until completion of a business combination.

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     The below listed companies each independently negotiated with Tiber Creek for Tiber Creek to assist it in going public. The companies listed below are those that chose as part of going public to use an existing reporting company as a vehicle to go public rather than to go public by directly filing a registration statement pursuant to the Securities Act of 1933. These companies paid Tiber Creek for its assistance in choosing the method by which to go public, the process of going public and for its on-going services for introductions into the brokerage community.

     For its complete package of services, including taking a company public whether by merger with a public reporting company or direct registration statement, preparation of a registration statement on Form S-1 for registration of its securities, assistance in corporate structuring, introductions to the brokerage community and review of documents or materials intended to be used by the private company once a public reporting company, Tiber Creek receives compensation in the range of $100,000.

   Tiber Creek engages the law firm which provides the services to assist the company in its desired transactions including preparation of the legal documentation required for the client company to take control of a reporting company and to commence filing its periodic reports.
Tiber Creek utilizes the services of Cassidy & Associates, a law firm of which the president of Tiber Creek is also the senior partner.

     A change in control of a company will not change that company's status as a shell company. Once a company effects a business combination such as a merger with a company that has operations, revenues, a business plan or other corporate structure, then at that time, the company's status as a shell company may change. At such time, such company will file a Form 8-K noticing the business combination information and notice of the change in its status.

     The information summarizes the blank check companies with which Mr. Cassidy and/or Mr. McKillop is or has been involved in the past five years which filed a registration statement on Form 10 or Form 10-SB. In most instances that a business combination is transacted with one of these companies, it is required to file a Current Report on Form 8-K describing the transaction. Reference is made to the Current Report on Form 8-K filed for any company listed below and for additional detailed information concerning the business combination entered into by that company, including financial information.

     Cabinet Acquisition Corporation: Form 10-SB filed on 8/28/2000, file number 0-31398. Mr. Cassidy was the sole indirect beneficial shareholder, officer and director of the corporation. On October 8, 2009, the corporation effected a change in control with the redemption of 500,000 shares of common stock for a consideration at par of $.0001 and the issuance of 3,000,000 additional shares of common stock at a consideration of par, $.0001, and the election of new directors and appointment of new officers. Mr. Cassidy beneficially retained 500,000 shares and resigned from all offices and as a director.

     Canistel Acquisition Corporation. Form 10 filed on May 23, 2008, file number 000-53255. Mr. Cassidy was the sole officer and director and Mr. McKillop was an employee of the corporation. Mr. Cassidy and Mr.McKillop were the only shareholders and each was indirect beneficial shareholder. On December 7, 2010, the corporation filed a form 8-K noticing the change of control effected on December 3, 2010 with redemption of 250,000 shares of common stock from each of the then shareholders at a redemption price of $.0001 per share for an aggregate redemptio price of $50, the issuance of 21,000,000 additional shares of common stock at a purchase price per share at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each retained 250,000 shares. Mr. Cassidy resigned from all offices and as a director and Mr. McKillop resigned as an employee. On December 3, 2010, Canistel changed its name to Opera Jet International, Ltd. Subsequent to the change of control, on February 13, 2012, Opera Jet filed a Form 8-K noticing a business combination in the form of an acquisition of all the outstanding stock of Opera Jet a.s. and a change in its status.

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     Console Acquisition Corporation: Form 10 filed on May 23, 2008, file number 000-53257. Mr. Cassidy was the sole officer and director and Mr. McKillop was an employee of the corporation. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial shareholder. On December 22, 2009, the corporation filed a form 8-K noticing the change of control effected on December 21, 2009. The company redeemed an aggregate of 500,000 shares of common stock at a redemption price of par, $.0001 and issued an additional 7,000,000 shares of common stock at a purchase price of $.0001 per share, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each retained 250,000 shares. Mr. Cassidy resigned from all offices and as a director and Mr. McKillop resigned as an employee.

     Hightower Acquisition Corporation:  Form 10 filed on May 23,
2008, file number 000-53258. Mr. Cassidy was the sole officer and director and Mr. McKillop was an employee of the corporation. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial shareholder. On May 12, 2010, the corporation filed a form 8-K noticing the change of control effected on May 12, 2010 with redemption of 375,000 shares from each of the then shareholders at a per share redemption price at par of $.0001, the issuance of 14,200,000 additional shares of common stock at a per share purchase price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each retained 125,000 shares. Mr. Cassidy resigned from all offices and as a director and Mr. McKillop resigned as an employee. On May 12, 2010, Hightower changed its name to Adelman Enterprises, Inc.

     Spinnet Acquisition Corporation: Form 10 filed on May 23, 2008, file number 000-53256 Mr. Cassidy was the sole officer and director and Mr. McKillop was an employee of the corporation. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial shareholder. On October 5, 2009 the corporation filed a form 8-K noticing the change of control effected on September 30, 2010 with redemption of 250,000 shares from each of the then two shareholders at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share purchase price at par of $.0001, the election of new directors and appointment of new officers. Mr.
Cassidy and Mr. McKillop each retained 250,000 shares. Mr. Cassidy resigned from all offices and as a director and Mr. McKillop resigned as an employee. On September 30, 2009, Spinnet changed its name to VanHolt Group, Ltd.

     Greenmark Acquisition Corporation:  Form 10 filed on May 23,
2008, file number 000-53259. Mr. Cassidy was the sole officer and director and Mr. McKillop was an employee of the corporation. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial shareholder. On December 11, 2010, Greenmark issued an additional 2,000,000 shares to each of the then shareholders. On December 14, 2010 the corporation filed a form 8-K noticing the change of control effected on December 13, 2010 with the issuance of 200,000,000 shares of common stock at a per share purchase price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 2,500,000 shares. Mr. Cassidy resigned from all offices and as a director and Mr. McKillop resigned as an employee. On December 11, 2011, Greenmark changed its name to Powerdyne International, Inc. Powerdyne Acquisition filed a Form 8-K noticing a business combination in the form of a merger with Powerdyne, Inc. (Nevada) and a change in its status on March 25, 2011.

     Alderwood Acquisition Corporation:  Form 10 filed on October 7,
2010, file number 000-54148. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On July 20, 2011 the corporation filed a Form 8-K noticing the change of control effected July 15, 2011 with the redemption of 19,800,000 shares of the 20,000,000 shares of outstanding stock at a per share redemption price at par of $.0001, the issuance of 26,153,846 shares of common stock for services to the company valued at par $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 100,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to SGreenTech Group Ltd. and subsequently changed to Pixtel Group Ltd.

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     Oakwood Acquisition Corporation:  Form 10 filed on October 7,
2010, file number 000-54147. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On
December 12, 2011 the corporation filed a Form 8-K noticing the change of control effected November 30, 2011 with the redemption of 19,500,000 shares of the 20,000,000 shares of outstanding stock at a per share redemption price at par of $.0001, issuance of 1,000,000 shares of common stock at a per share purchase price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Bristol Rhace Natural Resource
Corporation.

     Pinewood Acquisition Corporation: Form 10 filed on October 7, 2010, file number 000-54146. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On June 1, 2011, Pinewood Acquisition Corporation filed a Form 8-K noticing the change of control effected May 25, 2011 with the redemption of an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding common stock at a per share redemption price at par of $.0001, issuance of 19,500,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to De Yang International Group Ltd. and subsequently changed to Fun World Media, Inc.

     Sherwood Acquisition Corporation:  Form 10 filed on October 7,
2010, file number 000-54145. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On July 22, 2011, Sherwood Acquisition Corporation filed a Form 8-K noticing the change of control effected July 20, 2011 with the redemption of an aggregate of 19,800,000 shares of the then 20,000,000 shares of of outstanding common stock at a per share redemption price at par of $.0001, issuance of 19,800,000 additional shares of common stock at the per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr.
McKillop each beneficially retained 100,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors.

     Beachwood Acquisition Corporation:  Form 10 filed on June 2,
2011, file number 000-54423. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On August 31, 2011 Beachwood Acquisition Corporation filed a Form 8-K noticing the change of control effected August 31, 2011 with the redemption of an aggregate of 18,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, issuance of 3,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 750,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to BioPharma Manufacturing Solutions Inc. BioPharma
Manufacturing Solutions Inc. filed a Form 8-K noticing a business combination in the form of a stock-for-assets acquisition of BioPharmaceutical Process Engineering and Consulting Services and a change in its status on October 18, 2012.

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     Boxwood Acquisition Corporation:  Form 10 filed on June 2,
2011, file number 000-54424. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On November 1, 2011 Boxwood Acquisition Corporation filed a Form 8-K noticing the change of control effected October 28, 2011 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 10,500,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned
from all offices and as directors.   The name of the corporation was
changed to GreenPower International Group, Ltd. Greenpower International filed a Form 8-K noticing a business combination in the form of an acquisition of Greenwpower International Group Limited (BVI) and a change in its status on February 13, 2012.

     Cottonwood Acquisition Corporation:  Form 10 filed on June 2,
2011, file number 000-54425. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On
November 2, 2011 Cottonwood Acquisition Corporation filed a Form 8-K noticing the change of control effected October 30, 2011 with the redemption of an aggregate of 19,700,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 19,700,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 150,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Creative Entertainment Holdings, Inc.

     Driftwood Acquisition Corporation:  Form 10 filed on June 2,
2011, file number 000-54426. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On February 28, 2012, Driftwood Acquisition Corporation filed a Form 8-K noticing the change of control effected February 1, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price of $.0001, the issuance of 6,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Pivotal Group, Inc. Pivotal Group, Inc. filed a Form
8-K noticing a business combination in the form of stock-for-stock acquisition of PKCCR, LLC and a change in its status on August 29, 2012.

     Moosewood Acquisition Corporation:  Form 10 filed on June 2,
2011, file number 000-54427. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On May 23, 2012, Moosewood Acquisition Corporation filed a Form 8-K noticing the change of control effected May 22, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to First Rate Staffing Corporation.
First Rate Staffing Corporation filed a Form 8-K noticing a business combination in the form of a merger with First Rate Staffing, LLC and First Rate Staffing, Inc. (Nevada) and a change in its status on November 13, 2012.

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     Amberwood Acquisition Corporation: Form 10 filed on November 8, 2011, file number 000-54541. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. Amberwood Acquisition Corporation filed a Form 8-K noticing the change of control effected March 27, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to American Laser Healthcare Corporation.

     Bluewood Acquisition Corporation: Form 10 filed on November 8, 2011, file number 000-54542. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On April 30, 2012, Bluewood Acquisition Corporation filed a Form 8-K noticing the change of control effected April 30, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Xtreme Healthcare Corporation. Xtreme Healthcare Corporation filed a Form 8-K noticing a business combination in the form of a stock-for-stock acquisition with Xtreme Care Ambulance Inc. and a change in its status on November 13, 2012.

     Rosewood Acquisition Corporation: Form 10 filed on November 8, 2011, file number 000-54544. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On April 3, 2012, Rosewood Acquisition Corporation filed a Form 8-K noticing the change of control effected March 31, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors.

     Silverwood Acquisition Corporation: Form 10 filed on November 8, 2011, file number 000-54545. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On January 4, 2013, Silverwood Acquisition Corporation filed a Form 8-K noticing the change of control effected December 20, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors.

     Yellowwood Acquisition Corporation: Form 10 filed on November 8, 2011, file number 000-54546. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On April 17, 2012, Yellowwood Acquisition Corporation filed a Form 8-K noticing the change of control effected April 17, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock ata per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. On June 6, 2012, Yellowwood Acquisition Corporation filed a Form 8-K noticing a business combination in the form of a merger with Ameri Metro, Inc.
which included a change of the name of Yellowwood Acquisition Corporation as the surviving corporation to Ameri Metro, Inc. and a change in its status.

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     Bentwood Acquisition Corporation: Form 10 filed on January 27,
2012, file number 000-54590. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On July 17, 2012, Bentwood Acquisition Corporation filed a Form 8-K noticing the change of control effected July 11, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Rezilient Direct Corporation.

     Hardwood Acquisition Corporation: Form 10 filed on January 27, 2012, file number 000-54591. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On
October 5, 2012, Harwood Acquisition Corporation filed a Form 8-K noticing the change of control with the redemption of an aggregate of 19,700,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 150,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Neither Mr. Cassidy nor Mr. McKillop have had further contact with the Company nor any of its officers or directors. The name of the corporation was changed to Moxian Corporation.

     Lightwood Acquisition Corporation: Form 10 filed on January 27, 2012, file number 000-54592. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On
October 16, 2012, Lightwood Acquisition Corporation filed a Form 8-K noticing the change of control with the redemption of an aggregate of 19,700,000 shares of the then outstanding 20,000,000 shares of common stock, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 150,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Neither Mr. Cassidy nor Mr. McKillop have had further contact with the Company nor any of its officers or directors. The name of the corporation was changed to Greenpro Resources Corporation.

     Roundwood Acquisition Corporation: Form 10 filed on January 27, 2012, file number 000-54593. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On June 15, 2012, Roundwood Acquisition Corporation filed a Form 8-K noticing the change of control effected June 7, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 10,500,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Bio Oil National Corporation.

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     Timberwood Acquisition Corporation: Form 10 filed on January 27, 2012, file number 000-54594. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On May 15, 2012, Timberwood Acquisition Corporation filed a Form 8-K noticing the change of control effected May 12, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 19,500,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors.

     Entree Acquisition Corporation: Form 10 filed on May 30,
2012, file number 000-54720. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On
October 3, 2012, Entree Acquisition Corporation filed a Form 8-K noticing the change of control with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 2,774,126 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs.
Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Hauge
Technology, Inc.

     Gumtree Acquisition Corporation: Form 10 filed on May 30,
2012, file number 000-54721. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On September 17, 2012, Gumtree Acquisition Corporation filed a Form 8-K noticing the change of control effected September 7, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 19,500,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock.
Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Access US
Oil & Gas, Inc.

     Sagetree Acquisition Corporation: Form 10 filed on May 30,
2012, file number 000-54722. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On September 27, 2012, Sagetree Acquisition Corporation filed a Form 8-K noticing the change of control with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors.


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     Saddletree Acquisition Corporation: Form 10 filed on May 30,
2012, file number 000-54723. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On November 2, 2012, Saddletree Acquisition Corporation filed a Form 8-K noticing the change of control with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Go Green Smokeless Oil International Inc.

     Whiffletree Acquisition Corporation: Form 10 filed on May 30,
2012, file number 000-54724. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On November 2, 2012, Whiffletree Acquisition Corporation filed a Form 8-K noticing the change of control with the redemption of an aggregate of 19,750,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 125,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Whoopass Poker Corporation.

     Backgate Acquisition Corporation: Form 10 filed on October 10, 2012, file number 000-54824. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On February 26, 2013, Backgate Acquisition Corporation filed a Form 8-K noticing the change of control with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to JMJP Partners, Inc.

	Beachgate Acquisition Corporation: Form 10 filed on October 10, 2012, file number 000-54825. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. Beachgate Acquisition Corporation filed a Form 8-K noticing the change of control on March 25, 2013 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Essential Telecommunications, Inc.


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	Fordgate Acquisition Corporation: Form 10 filed on October 10, 2012, file number 000-54826. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. Fordgate Acquisition Corporation filed a Form 8-K noticing the change of control on June 28, 2013 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors.

	Harrogate Acquisition Corporation: Form 10 filed on October 10, 2012, file number 000-54827. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. Harrogate Acquisition Corporation filed a Form 8-K noticing the change of control on March 25, 2013 with the redemption of an aggregate of 19,600,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 200,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Live Brands, Inc.

        Sandgate Acquisition Corporation: Form 10 filed on October 10,
2012, file number 000-54830.   Mr. Cassidy and Mr. McKillop were both
directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. Sandgate Acquisition Corporation filed a Form 8-K noticing the change of control on July 19, 2013 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Sunstock, Inc.

	Sidegate Acquisition Corporation: Form 10 filed on October 10, 2012, file number 000-54829. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. Sidegate Acquisition Corporation filed a Form 8-K noticing the change of control on September 30, 2013 with the redemption of an aggregate of 19,900,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 2,500,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 50,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to UPOD, Inc.

	Tablegate Acquisition Corporation: Form 10 filed on October 10, 2012, file number 000-54831. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. Tablegate Acquisition Corporation filed a Form 8-K noticing the change of control on September 13, 2013 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to 1701 Productions, Inc.

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	Treegate Acquisition Corporation: Form 10 filed on October 10, 2012, file number 000-54832. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. Treegate Acquisition Corporation filed a Form 8-K noticing the change of control on October 1, 2013 with the redemption of an aggregate of 19,600,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 13,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 200,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Solis Pharma U.s., Inc.

	Wallgate Acquisition Corporation: Form 10 filed on October 10, 2012, file number 000-54833. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. Wallgate Acquisition Corporation filed a Form 8-K noticing the change of control on May 7, 2013 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Percipience Global Corporation.

	Woodgate Acquisition Corporation: Form 10 filed on October 10, 2012, file number 000-54834. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. Woodgate Acquisition Corporation filed a Form 8-K noticing the change of control on May 16, 2013 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 8,750,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Woodgate Energy Corporation.

	Canyonwalk Acquisition Corporation: Form 10 filed on June 21, 2013, file number 000-54978. Mr. Cassidy and Mr. McKillop are both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is indirect beneficial owner of 10,000,000 shares.

	Creekwalk Acquisition Corporation: Form 10 filed on June 21, 2013, file number 000-54979. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was indirect beneficial owner of 10,000,000 shares. Creekwalk Acquisition Corporation filed a Form 8-K noticing the change of control on September 25, 2013 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 5,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Delverton Resorts International Inc.

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	Glenwalk Acquisition Corporation: Form 10 filed on June 21,
2013, file number 000-54980. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was indirect beneficial owner of 10,000,000 shares. Glenwalk Acquisition Corporation filed a Form 8-K noticing the change of control on October 10, 2013 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was subsequently changed to Wholelife Companies, Inc.

	Mountainwalk Acquisition Corporation:  Form 10 filed on
June 21, 2013, file number 000-54978. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is indirect beneficial owner of 10,000,000 shares. In expectation of a possible change of control, On December 23, 2013, Mountainwalk changed its name to Engage Eco Solutions, Inc. and filed an 8-K noticing such change. As of the date hereof, no agreements have been executed to effect such a change in control and when such agreements are executed, Mountainwalk will file a Form 8-K.

	Oceanwalk Acquisition Corporation: Form 10 filed on June 21, 2013, file number 000-54978. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was indirect beneficial owner of 10,000,000 shares. Oceanwalk Acquisition Corporation filed a Form 8-K noticing the change of control on November 12, 2013 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 19,500,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Nexus
Data Technologies Corporation.

	Apple Run Acquisition Corporation: Form 10 filed on September 30, 2013, file number 000-55052. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. Apple Run Acquisition Corporation filed a Form 8-K noticing a change of control on December 19, 2013 with the redemption of an aggregate of 20,000,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 10,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Questrust Ventures Inc.

	Berry Run Acquisition Corporation:  Form 10 filed on September
30, 2013, file number 000-55069. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was indirect beneficial owner of 10,000,000 shares. Berry Run Acquisition Corporation filed a Form 8-K noticing the change of control on December 20, 2013 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 19,500,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr.
Cassidy and Mr. McKillop each retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors.
The name of the corporation was changed to Nexus Data Security Corporation.

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	Cherry Run Acquisition Corporation: Form 10 filed on September 30, 2013, file number 000-55070. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was indirect beneficial owner of 10,000,000 shares. Berry Run Acquisition Corporation filed a Form 8-K noticing the change of control on December 20, 2013 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 19,500,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Nexus Resources Corporation.

	Cloud Run Acquisition Corporation: Form 10 filed on September 30, 2013, file number 000-55068. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was indirect beneficial owner of 10,000,000 shares. Berry Run Acquisition Corporation filed a Form 8-K noticing the change of control on January 14, 2014 with the redemption of an aggregate of 20,000,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Heyu Leisure Holidays Corporation.

	Fig Run Acquisition Corporation: Form 10 filed on September 30, 2013, file number 000-55071. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

	Hill Run Acquisition Corporation: Form 10 filed on September 30, 2013, file number 000-55064. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares. In expectation of a possible change of control, On January 22, 2014, Hill Run Acquisition Corporation changed its name to Alife Inc. and filed an 8-K noticing such change. At the time of filing hereof, no agreements have been executed to effect such a change in control and when such agreements are executed, the corporation will file a Form 8-K.

	Jam Run Acquisition Corporation: Form 10 filed on September 30, 2013, file number 000-55053. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

	Orange Run Acquisition Corporation: Form 10 filed on September 30, 2013, file number 000-55059. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

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	Peach Run Acquisition Corporation: Form 10 filed on September 30, 2013, file number 000-55060. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

	Pear Run Acquisition Corporation: Form 10 filed on September 30, 2013, file number 000-55061. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

	Plum Run Acquisition Corporation: Form 10 filed on September 30, 2013, file number 000-55062. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

	Quince Run Acquisition Corporation: Form 10 filed on September 30, 2013, file number 000-55063. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

	Path Run Acquisition Corporation: Form 10 filed on September 30, 2013, file number 000-55065. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

	Pebble Run Acquisition Corporation: Form 10 filed on September 30, 2013, file number 000-55067. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

	River Run Acquisition Corporation: Form 10 filed on September 30, 2013, file number 000-55066. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

	Rock Run Acquisition Corporation: Form 10 filed on September 30, 2013, file number 000-55054. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

	Sky Run Acquisition Corporation: Form 10 filed on September
30, 2013, file number 000-55055. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

	Storm Run Acquisition Corporation: Form 10 filed on September 30, 2013, file number 000-55056. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

28
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	Thunder Run Acquisition Corporation: Form 10 filed on September 30, 2013, file number 000-55057. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

	Trail Run Acquisition Corporation: Form 10 filed on September 30, 2013, file number 000-55058. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

Conflicts of Interest

    The officers and directors of Pebble Run have organized and expect to organize other companies with an identical structure, purpose, officers, directors and shareholders. The listed blank check companies are identical except for the name. As and when created, no one blank check company offers management any more favorable terms. As such management believes there are no conflicts of interest with these companies.

	After Tiber Creek engages a private company that wishes to become a public company and the decision is made to utilize a blank check company as part of that process, the client of Tiber Creek will choose one of the blank check companies at random. In addition, any negotiation with such private company as to the amount of equity interest to be retained by the then current shareholders, if any, and all other compensation or consulting arrangements occurs before the actual selection of the exact blank check company to be used. Thus no conflict of interest arises for management between any of the blank check companies nor is there any favorable positive or negative competitive position for management with any of the blank check companies.


29
______________________________________________________________________

     Mr. Cassidy and/or Mr. McKillop may become associated with additional blank check companies prior to the time that Pebble Run has effected a business combination.

     Mr. Cassidy is the principal of Cassidy & Associates, a securities law firm. As such, demands may be placed on the time of Mr. Cassidy which will detract from the amount of time he is able to devote to the Company. Mr. Cassidy intends to devote as much time to the activities of Pebble Run as required. However, should such a conflict arise, there is no assurance that Mr. Cassidy would not attend to other matters prior to those of Pebble Run.

     At the time of a business combination, some or all of the shares of common stock owned by the current shareholders may be retired or redeemed by the Company. The amount of common stock which may be sold or continued to be owned by the current shareholders cannot be determined at this time. The terms of a business combination may provide for a nominal payment by cash to the current shareholders for the retirement of all or part of the common stock owned by them.

Investment Company Act of 1940

     Although Pebble Run will be subject to regulation under the Securities Act and the Exchange Act, management believes Pebble Run will not be subject to regulation under the Investment Company Act of 1940 insofar as Pebble Run will not be engaged in the business of investing or trading in securities.

     In the event Pebble Run engages in business combinations which result in Pebble Run holding passive investment interests in a number of entities, Pebble Run could be subject to regulation under the Investment Company Act of 1940. In such event, Pebble Run would be required to register as an investment company and could be expected to incur significant registration and compliance costs. Pebble Run has obtained no formal determination from the Securities and Exchange Commission as to the status of Pebble Run under the Investment Company Act of 1940. Any violation of such Act would subject Pebble Run to material adverse consequences.

ITEM 6.  EXECUTIVE COMPENSATION

   The officers and directors of Pebble Run do not receive any compensation for services to Pebble Run, have not received such compensation in the past, and are not accruing any compensation. However, the officers and directors of Pebble Run are also the shareholders and anticipate receiving possible benefits as shareholders if the value of the shares of Pebble Run increase after a business transaction is effected as in such business transaction they will likely retain some of their shares in Pebble Run and would benefit from any such increase in share value.

   No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by Pebble Run for the benefit of employees.

30
______________________________________________________________________

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED
         TRANSACTIONS AND DIRECTOR INDEPENDENCE.

   Pebble Run has issued a total of 20,000,000 shares of common stock pursuant to Section 4(2) of the Securities Act for a total of $2,000 in cash.

    James Cassidy is president, director and sole shareholder of Tiber Creek and Mr. Cassidy is a shareholder of Pebble Run.

    As the organizers and developers of Pebble Run, James Cassidy and James McKillop may be considered promoters of the Registrant.

   Pebble Run is not currently required to maintain an independent director as defined by Rule 4200 of the Nasdaq Capital Market nor does it anticipate that it will be applying for listing of its securities on an exchange in which an independent directorship is required. It is likely that neither Mr. Cassidy nor Mr. McKillop would be considered independent directors if it were to do so.

ITEM 8.    LEGAL PROCEEDINGS

        There is no litigation pending or threatened by or against Pebble Run.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

        (a) Market Price. There is no trading market for Pebble Run's common stock and there has been no trading market to date. There is no assurance that a trading market will ever develop or, if such a market
does develop, that it will continue.   There is no common stock or other
equity subject to any outstanding options or warrants or any securities convertible into common stock of Pebble Run nor is any common stock currently being publicly offered by Pebble Run. At the time of this registration, no shares issued by Pebble Run are available for sale pursuant to Rule 144 promulgated pursuant to the Rules and Regulations of the Securities and Exchange Commission but after the requisite holding period, the shareholders of Pebble Run could offer their shares for sale pursuant to such rule. However, all the shareholders of Pebble Run are officers and directors and as such are subject to the rules governing affiliated persons for sales pursuant to Rule 144.

     Pursuant to Rule 144(i) of the Securities Act of 1933, the safe harbor provisions provided under Rule 144 are not available to shareholders of the Company and will continue to be unavailable until at least one year after the Company ceases to be a company with no or nominal operations and has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding
12 months.

        (b) Holders. The issued and outstanding shares of the common stock of Pebble Run were issued to the shareholders in accordance with the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933.

        (c) Dividends. Pebble Run has not paid any dividends to date, and has no plans to do so in the immediate future. Pebble Run presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination. Dividends, if any, would be contingent upon Pebble Run's revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends would be within the discretion of Pebble Run's Board of Directors.

31
______________________________________________________________________

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES.

        During the past three years, Pebble Run has issued 20,000,000 common shares pursuant to Section 4(2) of the Securities Act of 1933 for an aggregate purchase price of $2,000:

     On July 9, 2013 Pebble Run issued the following shares of its common stock:

Name                       Number of Shares      Consideration

James Cassidy (1)              10,000,000          $1,000
James McKillop (2)             10,000,000          $1,000

(1)  James Cassidy is the president, secretary, and a director of Pebble Run.

(2)  James McKillop is the vice president and a director of Pebble Run.


ITEM 11.  DESCRIPTION OF REGISTRANT'S  SECURITIES TO BE REGISTERED

    The authorized capital stock of Pebble Run consists of 100,000,000 shares of common stock, par value $0.0001 per share, of which there are 20,000,000 issued and outstanding and 20,000,000 shares of preferred stock, par value $0.0001 per share, of which none have been designated or issued.

    The following statements relating to the capital stock set forth the material terms of the securities of Pebble Run; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

     Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of Pebble Run, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

     Holders of common stock have no preemptive rights to purchase the common stock of Pebble Run. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

     The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Pebble Run without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, Pebble Run has no plans to issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

32
______________________________________________________________________

    The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

     Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of Pebble Run, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise. Pebble Run has no present plans to issue any preferred stock.

Trading of Securities in Secondary Market

     Following a business combination, a private company will normally wish to cause Pebble Run's common stock to trade in one or more United States securities markets. The private company may elect to take the steps required for such admission to quotation following the business combination or at some later time. Such steps will normally involve filing a registration statement under the Securities Act. Such registration statement may include securities held by current shareholders or offered by Pebble Run, including warrants, shares underlying warrants, and debt securities.

     In order to qualify for listing on the Nasdaq Capital Market, a company must have at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv) three market makers; (v) 300 round-lot shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization. For continued listing on the Nasdaq Capital Market, a company must have at least (i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of$1.00; (iv) two market makers; and (v) 300 round-lot shareholders.

    In 2011, the NASDAQ Stock Market adopted additional listing requirements for a company that became a 1934 Act reporting company by effecting a business combination with a public shell, whether through a reverse merger, exchange offer, or otherwise. These new requirements include (i) trading for at least one year on the OTC market or another national or foreign exchange (ii) filing of all required information, including financial, regarding the business combination (iii) timely filing of all required periodic financial reports for the prior year, which would include at least one annual report filing and (iv) maintenance of a $4 share price for at least 30 of the most recent 60 trading days prior to the initial listing application.

     If, after a business combination and qualification of its securities for trading, Pebble Run does not meet the qualifications for listing on the Nasdaq Capital Market, Pebble Run may apply for quotation of its securities on the OTC Bulletin Board.

33
______________________________________________________________________

     In order to have its securities quoted on the OTC Bulletin Board a company must (i) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (ii) have at least one market maker who completes and files a Form 211.

     The OTC Bulletin Board is a dealer-driven quotation service. Unlike the Nasdaq Stock Market, companies cannot directly apply to be quoted on the OTC Bulletin Board, only market makers can initiate quotes, and quoted companies do not have to meet any quantitative financial requirements.
Any equity security of a reporting company not listed on the Nasdaq Stock Market or on a national securities exchange is eligible.

     In certain cases Pebble Run may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc.

     In general there is greatest liquidity for traded securities on the Nasdaq Capital Market, less on the OTC Bulletin Board, and least through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of Pebble Run will be traded following a business combination and qualification of its securities for trading.

     The National Securities Market Improvement Act of 1996 limited the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Exchange Act. Upon effectiveness of this registration statement, Pebble Run will be required to, and will, file reports under Section 13 of the Exchange Act. As a result, sales of Pebble Run's common stock in the secondary market by the holders thereof may then be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker) without qualification under state securities acts. The resale of such shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

Additional Information

      This registration statement and all other filings of Pebble Run when made with the Securities and Exchange Commission may be viewed and downloaded at the Securities and Exchange Commission's website at www.sec.gov. Pebble Run will be subject to the reporting requirements of the Securities Act of 1934 automatically 60 days after filing of this registration statement.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Pebble Run's certificate of incorporation contains such a provision.

34
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     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 13.    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

    Pebble Run is a smaller reporting company in accordance with Regulation
S-X.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     Pebble Run has not changed accountants since its formation and there are no disagreements with the findings of its accountants.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS.

       Set forth below are the audited financial statements for Pebble Run for the period ended July 15, 2013. The following financial statements are attached to this report and filed as a part thereof.

35
______________________________________________________________________

                      FINANCIAL STATEMENTS FOR
                 Period from July 2, 2013 (Inception)
                         to July 15, 2013

______________________________________________________________________

                              FINANCIAL STATEMENTS


Report of Independent Registered Public Accounting Firm          1

Balance Sheet as of July 15, 2013                                2

Statement of Operations for the period from
July 2, 2013 (Inception) to July 15, 2013                        3

Statement of Changes in Stockholders' Equity for the
period from July 2, 2013 (Inception) to July 15, 2013            4

Statement of Cash Flows for the period from
July 2, 2013 (Inception) to July 15, 2013                        5

Notes to Financial Statements  				       6-8

______________________________________________________________________

ANTON & CHIA                               CERTIFIED PUBLIC ACCOUNTANTS


       REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Pebble Run Acquisition Corporation
(a development stage company)


We have audited the accompanying balance sheet of Pebble Run Acquisition Corporation (the "Company") (a development stage company) as of July 15, 2013, and the related statements of operations, changes in stockholders' equity and cash flows for the Period from July 2, 2013 (Inception) through July 15, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public
Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. Our audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of July 15, 2013 and the results of its operations and its cash flows from July 2, 2013 (Inception) through July 15, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had no revenues and income since inception. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2, which includes the raising of additional equity financing or merger with another entity. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Anton & Chia LLP
Newport Beach, CA
September 30, 2013

______________________________________________________________________

                     PEBBLE RUN ACQUISITION CORPORATION
                       (A DEVELOPMENT STAGE COMPANY)
                              BALANCE SHEET


                      ASSETS

                                                   July 15, 2013
                                                  ---------------

  Current assets
    Cash                                         $         2,000
                                                  ---------------
  Total assets                                   $         2,000
                                                  ===============

          LIABILITIES AND SHAREHOLDERS' EQUITY

  Current liabilities

     Accrued liabilities                         $           400
                                                  ---------------
  Total liabilities                                          400
                                                  ---------------
  Stockholders' equity
    Preferred stock, $0.0001 par value,
    20,000,000 shares authorized; none
    outstanding                                              -

    Common stock, $0.0001 par value, 100,000,000
    shares authorized; 20,000,000 shares issued
    and outstanding                                        2,000

    Additional paid-in capital                               257

    Deficit accumulated during the
       development stage                                    (657)
                                                  ---------------

         Total stockholders' equity                        1,600
                                                  ---------------
         Total liabilities and stockholders'
                 equity                           $        2,000
                                                  ================

The accompanying notes are an integral part of these financial statements.

______________________________________________________________________

                      PEBBLE RUN ACQUISITION CORPORATION
                       (A DEVELOPMENT STAGE COMPANY)
                         STATEMENT OF OPERATIONS


                                                  For the period from
                                                      July 2, 2013
                                                    (Inception) to
                                                     July 15, 2013
                                                  -----------------

    Revenue                                      $            -

    Cost of revenue                                           -
                                                  -----------------
    Gross profit                                              -

    Operating expenses                                      657
                                                  -----------------

    Operating loss                                         (657)

    Loss before income taxes                               (657)
                                                  -----------------
    Income tax expense                                        -

    Net loss                                     $         (657)
                                                 ==================

    Loss per share - basic and diluted           $        (0.00)
                                                  -----------------

    Weighted average shares-basic and diluted          20,000,000
                                                 ------------------



The accompanying notes are an integral part of these financial statements.

______________________________________________________________________

                     PEBBLE RUN ACQUISITION CORPORATION
                       (A DEVELOPMENT STAGE COMPANY)
                STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                 Deficit
                                                                 Accumulated
                                Common Stock        Additional   During the    Total
                             ---------------------   Paid-in     Development   Stockholders'
                             Shares        Amount    Capital     Stage         Equity
                             ----------    --------  ---------   -----------   ------------

Balance, July 2, 2013
         (Inception)               -       $    -    $       -       $     -    $      -

Issuance of common stock     20,000,000      2,000           -             -         2,000

Additional paid-in capital         -            -          257             -           257

Net loss                           -            -            -            (657)       (657)
                             ----------     --------   ----------     ---------   ---------
Balance,
   July 15, 2013             20,000,000     $ 2,000    $    257       $   (657)   $  1,600
                             ==========     ========   ==========     =========   =========


   The accompanying notes are an integral part of these financial statements.


                                   4

______________________________________________________________________

                     PEBBLE RUN ACQUISITION CORPORATION
                       (A DEVELOPMENT STAGE COMPANY)
                         STATEMENT OF CASH FLOWS


                                                     For the period from
                                                       July 2, 2013
                                                       (Inception) to
                                                       July 15, 2013
                                                       --------------

 OPERATING ACTIVITIES

   Net loss                                            $       (657)
                                                       -------------

      Change in operating assets and liabilities:

      Accrued liability                                         400
                                                       -------------
      Net cash used in operating activities                    (257)
                                                       -------------
 FINANCING ACTIVITIES

   Proceeds from issuance of common stock                     2,000

   Proceeds from stockholders contribution                      257
                                                       -------------
       Net cash provided by financing activities              2,257
                                                       -------------
   Net increase in cash                                       2,000

   Cash, beginning of period                                     -
                                                       -------------
   Cash, end of period                                 $      2,000
                                                       =============


The accompanying notes are an integral part of these financial statements.

______________________________________________________________________

                 PEBBLE RUN ACQUISITION CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)
                   Notes to Financial Statements

NOTE 1   NATURE OF OPERATIONS AND
	 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Pebble Run Acquisition Corporation ("Pebble Run" or "the Company") was incorporated on July 2, 2013 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders. The Company will attempt to locate and negotiate with a business entity for the combination of that target company with Pebble Run. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that the Company will be successful in locating or negotiating with any target company. The Company has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

DEVELOPMENT STAGE ENTERPRISE

The Company has not earned any revenue from operations since inception. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in ASC 915, "Development Stage Entities." Among the disclosures required by ASC 915, are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have cash equivalents as of July 15, 2013.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance
Corporation limit as of July 15, 2013.

______________________________________________________________________

                 PEBBLE RUN ACQUISITION CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)
                   Notes to Financial Statements



INCOME TAXES

Under ASC 740, "Income Taxes," deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of July 15, 2013, there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of July 15, 2013, there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

  Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

  Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

  Level 3 inputs are unobservable inputs for the asset or liability.

The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

NOTE 2 - GOING CONCERN

The Company has not yet generated any revenue since inception to date and has sustained operating losses during the period ended July 15, 2013.
The Company had working capital of $1,600 and an accumulated deficit of $657 as of July 15, 2013. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

______________________________________________________________________

                 PEBBLE RUN ACQUISITION CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)
                   Notes to Financial Statements


The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company's ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

Not Adopted

In April 2013, the FASB issued ASU No. 2013-07, Presentation of
Financial Statements (Top 205): Liquidation Basis of Accounting. The objective of ASU No. 2013-07 is to clarify when an entity should apply the liquidation basis of accounting and to provide principles for the measurement of assets and liabilities under the liquidation basis of accounting, as well as any required disclosures. The amendments in this standard are effective prospectively for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods therein. We are evaluating the effect, if any, adoption of ASU No. 2013-07 will have on our financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future financial statements.

NOTE 4   STOCKHOLDERS' EQUITY

On July 9, 2013, the Company beneficially issued 20,000,000 common shares to two directors and officers for $2,000 in cash.

The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of July 15, 2013, 20,000,000 shares of common stock and no preferred stock were issued and outstanding.

______________________________________________________________________



                      FINANCIAL STATEMENTS

______________________________________________________________________

                              FINANCIAL STATEMENTS



Balance Sheets as of September 30, 2013 (Unaudited)
and July 15, 2013                                                2

Statement of Operations for the Period from
July 2, 2013 (Inception) to September 30, 2013 (Unaudited)       3

Statement of Cash Flows for the Period from
July 2, 2013 (Inception) to September 30, 2013 (Unaudited)       4

Notes to Financial Statements (Unaudited)                        5-7

______________________________________________________________________

                   PEBBLE RUN ACQUISITION CORPORATION
                       (A DEVELOPMENT STAGE COMPANY)
                              BALANCE SHEET

                                                     September 30,      July 15,
                                                         2013             2013
                                                     -------------     ----------
                                                      (Unaudited)       (Audited)
                      ASSETS
  Current assets
    Cash                                            $     2,000        $   2,000
                                                    ------------       ----------
  Total assets                                      $     2,000        $   2,000
                                                    ============       ==========

          LIABILITIES AND SHAREHOLDERS' EQUITY

  Current liabilities

     Accrued liabilities                            $       400        $     400
                                                    ------------       ----------
  Total liabilities                                         400              400
                                                    ============       ==========
  Stockholders' equity

    Common stock, $0.0001 par value, 100,000,000
    shares authorized; 20,000,000 shares issued
    and outstanding                                       2,000            2,000

    Additional paid-in capital                              257              257

    Deficit accumulated during the
       development stage                                   (657)            (657)
                                                    ------------       ----------

         Total stockholders' equity                       1,600            1,600
                                                    ============       ==========
         Total liabilities and stockholders'
                 equity                             $     2,000        $   2,000
                                                    ------------       ----------

The accompanying notes are an integral part of these financial statements.

                                   2

______________________________________________________________________

                      PEBBLE RUN ACQUISITION CORPORATION
                       (A DEVELOPMENT STAGE COMPANY)
                         STATEMENT OF OPERATIONS


                                                  For the Period from
                                                      July 2, 2013
                                                    (Inception) to
                                                  September 30, 2013
                                                  -----------------
                                                    (Unaudited)
    Revenue                                      $            -

    Cost of revenue                                           -
                                                  -----------------
    Gross profit                                              -

    Operating expenses                                      657
                                                  -----------------

    Operating loss                                         (657)

    Loss before income taxes                               (657)
                                                  -----------------
    Income tax expense                                        -

    Net loss                                     $         (657)
                                                 ==================

    Loss per share - basic and diluted           $        (0.00)
                                                  -----------------

    Weighted average shares-basic and diluted          20,000,000
                                                 ------------------



The accompanying notes are an integral part of these financial statements.

______________________________________________________________________
                     PEBBLE RUN ACQUISITION CORPORATION
                       (A DEVELOPMENT STAGE COMPANY)
                         STATEMENT OF CASH FLOWS


                                                      For the Period
                                                       from July 2,
                                                     2013 (Inception)
                                                     to September 30,
                                                           2013
                                                       -------------
                                                        (Unaudited)
 OPERATING ACTIVITIES

   Net loss                                            $       (657)
                                                       -------------
      Change in operating assets and liabilities:

      Accrued liabilities                                       400
                                                       -------------
      Net cash used in operating activities                    (257)
                                                       -------------
 FINANCING ACTIVITIES

   Proceeds from issuance of common stock                     2,000

   Proceeds from stockholders contribution                      257
                                                       -------------
       Net cash provided by financing activities              2,257
                                                       -------------
   Net increase in cash                                       2,000

   Cash, beginning of period                                     -
                                                       -------------
   Cash, end of period                                 $      2,000
                                                       =============


The accompanying notes are an integral part of these financial statements.

______________________________________________________________________
                 PEBBLE RUN ACQUISITION CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)
                   Notes to Financial Statements
                           (Unaudited)

NOTE 1   NATURE OF OPERATIONS AND
	 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Pebble Run Acquisition Corporation ("Pebble Run" or "the Company") was incorporated on July 2, 2013 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders. The Company will attempt to locate and negotiate with a business entity for the combination of that target company with Pebble Run. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that the Company will be successful in locating or negotiating with any target company. The Company has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

DEVELOPMENT STAGE ENTERPRISE

The Company has not earned any revenue from operations since inception. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in ASC 915, "Development Stage Entities." Among the disclosures required by ASC 915, are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have cash equivalents as of September 30, 2013.

______________________________________________________________________

                 PEBBLE RUN ACQUISITION CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)
                   Notes to Financial Statements
                           (Unaudited)


CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance
Corporation limit as of September 30, 2013.

INCOME TAXES

Under ASC 740, "Income Taxes," deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of September 30, 2013, there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of September 30, 2013, there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

  Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

  Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

  Level 3 inputs are unobservable inputs for the asset or liability.

The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

______________________________________________________________________

                 PEBBLE RUN ACQUISITION CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)
                   Notes to Financial Statements
                           (Unaudited)

NOTE 2 - GOING CONCERN

The Company has not yet generated any revenue since inception to date and has sustained operating losses during the period ended September 30, 2013. The Company had working capital of $1,600 and an accumulated deficit of $657 as of September 30, 2013. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company's ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

Not Adopted

In April 2013, the FASB issued ASU No. 2013-07, Presentation of
Financial Statements (Top 205): Liquidation Basis of Accounting. The objective of ASU No. 2013-07 is to clarify when an entity should apply the liquidation basis of accounting and to provide principles for the measurement of assets and liabilities under the liquidation basis of accounting, as well as any required disclosures. The amendments in this standard are effective prospectively for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods therein. We are evaluating the effect, if any, adoption of ASU No. 2013-07 will have on our financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future financial statements.

NOTE 4   STOCKHOLDERS' EQUITY

On July 9, 2013, the Company beneficially issued 20,000,000 common shares to two directors and officers for $2,000 in cash.

The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of Septemer 30, 2013, 20,000,000 shares of common stock and no preferred stock were issued and outstanding.

______________________________________________________________________

                     INDEX TO EXHIBITS


EXHIBIT NUMBER      DESCRIPTION

3.1*                 Certificate of Incorporation of Pebble Run
                            Acquisition Corporation

3.2*                 By-Laws of Pebble Run Acquisition Corporation

3.3*                 Specimen stock certificate of Pebble Run
                            Acquisition Corporation

*Previously filed with Form 10 on September 30, 2013.

______________________________________________________________________


                                  SIGNATURES


    In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


                                  PEBBLE RUN ACQUISITION CORPORATION


                                  By: /s/  James Cassidy, President



Date: January 23, 2014